Exhibit 10.2
AMENDMENT NO. 2
TO
THE HOUSTON EXPLORATION COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN
     The Houston Exploration Company (the “Sponsor”) wishes to amend The Houston Exploration Company Executive Deferred Compensation Plan (the “Plan”) to            freeze the Plan as of December 31, 2004 with respect to the value of participants’ vested Plan accounts as of December 31, 2004 and any deemed earnings or losses thereon accruing after December 31, 2004. The purpose of this Amendment is to permit Plan participants to enjoy a grandfathering exemption from section 409A of the Internal Revenue Code of 1986, as amended, as provided under the American Jobs Creation Act of 2004 and the authoritative guidance issued thereunder (“AJCA”). No modification, whether in the form of a Plan amendment, the exercise of any discretionary authority under the Plan, or otherwise, may be made to the Plan which constitutes a “material modification” under AJCA, and any attempt to do so will be void and without effect.
     Accordingly, effective December 31, 2004, the Plan is amended as follows:
1.	The Plan is hereby renamed “The Houston Exploration Company Frozen Executive Deferred Compensation Plan.”

2.	A new Section 2.4 is added to read as follows:
2.4	FREEZE OF PARTICIPATION. Notwithstanding any other provision of this Plan, no individual shall become a Participant in this Plan after December 31, 2004.
3.	A new Section 3.4 is added to read as follows:
3.4	NO FURTHER DEFERRALS OR CONTRIBUTIONS AFTER DECEMBER 31, 2004. Notwithstanding any other provision of this Plan, no Compensation Deferrals shall be permitted under the Plan after December 31, 2004. In addition, notwithstanding any other provision of this Plan, no Employer Contribution Credits shall be credited on behalf of any Participant after December 31, 2004.
4.	A new Section 3.5 is added to read as follows:
3.5	UNVESTED AMOUNT AS OF DECEMBER 31, 2004. With respect to any amounts credited to a Participant’s Account attributable to Employer Contribution Credits which have not become vested as of December 31, 2004, such amounts shall cease to be maintained under the Plan, and shall, as of December 31, 2004, be debited from the Participant’s Account and credited to his or her account under The Houston Exploration Company 2005 Executive Deferred Compensation Plan , effective January 1, 2005 (the “AJCA Plan”). Such amounts shall become subject to the terms of the AJCA Plan, but shall continue to be subject to the same vesting schedule as under this Plan with vesting service under this Plan credited under the AJCA Plan. This debiting from the Plan and crediting to the AJCA Plan shall be automatic, with no Participant volition.
5.	The following sentence is added to the end of Section 10.4:

Notwithstanding the preceding or anything herein that suggests otherwise, if such payment upon Plan termination or any other payment hereunder would give rise to a “material modification”, within the meaning of Code Section 409A and the American Jobs Creation Act of 2004, benefits shall instead be paid as they otherwise become due hereunder.
6.	A new Section 12.5 is added to read as follow:
12.5	GRANDFATHERED STATUS UNDER AMERICAN JOBS CREATION ACT OF 2004. Notwithstanding anything in this Plan to the contrary, any Plan amendment and/or any election taken with respect to the Plan that constitutes a “material modification” of the Plan, as defined in the American Jobs Creation Act of 2004 and the authoritative guidance issued thereunder, shall be void and without effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of December 31, 2004.

ATTEST/WITNESS:		THE HOUSTON EXPLORATION COMPANY

By:	/s/ Carolyn M. Campbell	By:	/s/ Roger B. Rice

Print Name: Carolyn M. Campbell		Print Name: Roger B. Rice

Title: Sr. Vice President

Date: July 25, 2006

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